UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2011

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On June 29, 2011, NeuLion, Inc. (the "Company") entered into a Subscription Agreement (the “Subscription Agreements”) with each of JK&B Capital V, L.P. and JK&B Capital V Special Opportunity Fund, L.P. (each a “Purchaser” and collectively the “Purchasers”) pursuant to which the Company issued and sold an aggregate of 10,912,265 shares of Class 4 Preference Shares (the “Preferred Shares”) for aggregate gross proceeds of approximately $5 million (the “Private Placement”).  The purchase price per Preferred Share was $0.4582. The Subscription Agreements provided that JK&B Capital V Special Opportunity Fund, L.P. and JK&B Capital V, L.P. would subscribe for 43% and 57% of the Preferred Shares, respectively. The Preferred Shares carry an eight percent dividend until the occurrence of a liquidation event or, no sooner than five years after closing, redemption by the Company.  Each Preferred Share is convertible into one share of common stock of the Company at the option of the holder. The rights, preferences and privileges appurtenant to the Preferred Shares are fully set forth in the Certificate of Designation of the Company filed herewith as Exhibit 3.1 and incorporated by reference herein (the “Certificate of Designation”).  The proceeds of the private placement will be used for general working capital purposes. The issuance was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended (the “Act”), and was made without general solicitation or advertising.

The Company and the Purchasers also entered into a Registration Rights Agreement, dated June 29, 2011, pursuant to which the holders of at least a majority of the Preferred Shares may request the Company to file a registration statement under the Act to register the resale of all or part of the shares of common stock of the Company issuable upon the conversion of the Preferred Shares owned by such persons, subject to certain restrictions.  This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement filed herewith as Exhibit 10.3 and incorporated by reference herein.

Item 3.02             Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 is incorporated by reference under this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2011, the Company filed the Certificate of Designation with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Preferred Shares.  The disclosure set forth under Item 1.01 is incorporated by reference under this Item 5.03.

Item 5.07   Submission of Matters to a Vote of Security Holders.

In accordance with requirements set forth under the Company’s Certificate of Incorporation, as amended, the Private Placement was approved in writing by the holders of not less than sixty-six percent (66%) of the issued and outstanding shares of the Class 3 Preference Shares of the Company on June 28, 2011.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Certificate of Designation of Class 4 Preference Shares
10.1	Subscription Agreement dated as of June 29, 2011 between NeuLion, Inc. and JK&B Capital V, L.P.
10.2	Subscription Agreement dated as of June 29, 2011 between NeuLion, Inc. and JK&B Capital V Special Opportunity Fund, L.P.
10.3	Registration Rights Agreement dated June 29, 2011 among JK&B Capital V Special Opportunity Fund, L.P., JK&B Capital V, L.P. and NeuLion, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: July 1, 2011	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Class 4 Preference Shares
10.1	Subscription Agreement dated as of June 29, 2011 between NeuLion, Inc. and JK&B Capital V, L.P.
10.2	Subscription Agreement dated as of June 29, 2011 between NeuLion, Inc. and JK&B Capital V Special Opportunity Fund, L.P.
10.3	Registration Rights Agreement dated June 29, 2011 among JK&B Capital V Special Opportunity Fund, L.P., JK&B Capital V, L.P. and NeuLion, Inc.